EXHIBIT 99.1

Palatin to Present at the H.C. Wainwright

25th Annual Global Investment Conference

Cranbury, NJ, September 7, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that management will present at H.C. Wainwright 25th Annual Global Investment Conference taking place September 11-13, 2023 in New York, NY.

The Company presentation will be held on Wednesday, September 13, 2023 at 10:00 a.m. ET.  A live webcast of the presentation will be available on the Investors section of Palatin’s website at http://www.palatin.com. A replay of the webcast will be available for 30 days following the presentation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.palatin.com and follow Palatin on Twitter at @PalatinTech.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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